UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013 (May 7, 2013)

Trimble Navigation Limited

(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Trimble Navigation Limited (the “Company”) was held on May 7, 2013. At the annual meeting, the shareholders voted on the proposals listed below. The voting results for each proposal were as follows:

Proposal 1:

The following directors were elected to serve for the ensuing year and until their successors are elected:

	For	Withheld	Broker Non-Vote
Steven W. Berglund	105,746,502	1,069,877	9,714,216
John B. Goodrich	103,604,392	3,211,987	9,714,216
William Hart	103,595,377	3,221,002	9,714,216
Merit E. Janow	106,348,160	468,219	9,714,216
Ulf J. Johansson	105,241,322	1,575,057	9,714,216
Ronald S. Nersesian	106,560,697	255,682	9,714,216
Mark S. Peek	106,610,023	206,356	9,714,216
Nickolas W. Vande Steeg	104,856,755	1,959,624	9,714,216

Proposal 2:

To hold an advisory vote on compensation for the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
98,259,574	8,313,571	150,086	9,714,216

Proposal 3:

The appointment of Ernst & Young, LLP as the independent auditor of the Company for the 2013 fiscal year ending January 3, 2014 was ratified.

For	Against	Abstain
114,008,465	2,299,942	129,040

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: May 9, 2013	By:	/s/ James A. Kirkland
James A. Kirkland
Vice President & General Counsel